UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2020

Equitrans Midstream Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	001-38629	83-0516635
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 Energy Drive Canonsburg, Pennsylvania	15317
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (724) 271-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	ETRN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

Intercompany Loan Agreement

In connection with the prepayment of amounts outstanding under the ETRN Term Loan Credit Agreement (defined below), termination of the Equitrans Midstream Credit Facility (defined below), in order to fund the Cash Amount (defined below) and the purchase of Cash Shares (defined below) contemplated by the share purchase agreement related to the Cash Shares, Equitrans Midstream Corporation (the Company) accepted a term loan (the Intercompany Loan) in the stated principal amount of $650.0 million from EQM Midstream Partners, LP (EQM), a subsidiary of the Company, under the terms of that certain Loan Agreement, dated as of March 3, 2020 (the Intercompany Loan Agreement), by and between EQM, as lender, and the Company, as borrower. The Intercompany Loan has a maturity date of March 3, 2023, but may be accelerated upon the Company’s failure to pay interest and other obligations as they become due under the Intercompany Loan Agreement and other events of default thereunder. Interest on the Intercompany Loan accrues and is payable semi-annually in arrears starting in September 2020 at an interest rate of 7.0% per annum, subject to an additional 2.0% per annum during the occurrence and continuance of certain events of default. The Intercompany Loan Agreement is a general unsecured, senior obligation of the Company and contains certain representations and covenants, including a limitation on indebtedness, subject to certain exceptions enumerated therein. The Company may prepay the loans thereunder in whole or in part at any time without premium or penalty. Loans prepaid may not be reborrowed.

The board of directors of the Company, by unanimous vote, (i) determined that the execution, delivery and performance of the Intercompany Loan Agreement and the transactions contemplated thereby are in the best interests of the Company and the holders of the outstanding shares of the Company’s common stock, no par value (the Company common stock), and (ii) approved the Intercompany Loan Agreement and the transactions contemplated thereby.

The Intercompany Loan Agreement is attached as Exhibit 10.1 to this Current Report and incorporated into this Item 1.01 by reference. The foregoing summary has been included to provide investors and security holders with information regarding the terms of the Intercompany Loan Agreement and is qualified in its entirety by the terms and conditions of the Intercompany Loan Agreement. It is not intended to provide any other factual information about the Company, EQM or their respective subsidiaries and affiliates.

Item 1.02. Termination of a Material Definitive Agreement.

Upon the effectiveness of the Intercompany Loan Agreement, the following actions were taken to terminate the agreements identified below:

ETRN Term Loan Credit Agreement

The Company (i) applied a portion of the proceeds from the Intercompany Loan Agreement to prepay the amounts outstanding under that certain Credit Agreement, dated as of December 31, 2018 (as amended, the ETRN Term Loan Credit Agreement), among the Company, the lenders from time to time party thereto, Goldman Sachs Bank USA, as administrative agent, PNC Bank, National Association, as collateral agent, and any other party thereto, and (ii) terminated the ETRN Term Loan Credit Agreement and the loan documents associated therewith. The Company repaid outstanding loans with a principal amount of $594.0 in connection with the termination of the ETRN Term Loan Credit Agreement.

In the ordinary course of their respective businesses, certain of the lenders and the other parties to the ETRN Term Loan Credit Agreement and their respective affiliates have engaged, and may in the future engage, in commercial banking, investment banking, financial advisory or other services with the Company and its affiliates, including EQM, for which they have in the past and/or may in the future receive customary compensation and expense reimbursement.

Equitrans Midstream Credit Facility

The Company terminated (i) all of the aggregate revolving commitments under that certain Credit Agreement, dated as of October 31, 2018 (as amended, the Equitrans Midstream Credit Facility), among the Company, the lenders from time to time party thereto, PNC Bank, National Association, as administrative agent, and any other parties thereto, and (ii) the Equitrans Midstream Credit Facility and the loan documents associated therewith. The Company had no outstanding borrowings under the Equitrans Midstream Credit Facility immediately before terminating the commitments thereunder.

In the ordinary course of their respective businesses, certain of the lenders and the other parties to the Equitrans Midstream Credit Facility and their respective affiliates have engaged, and may in the future engage, in commercial banking, investment banking, financial advisory or other services with the Company and its affiliates for which they have in the past and/or may in the future receive customary compensation and expense reimbursement.

Item 2.01. Completion of Acquisition or Disposition of Assets.

Share Purchase Agreements

On March 5, 2020, the Company completed (i) its purchase of 4,769,496 shares (the Cash Shares) of the Company common stock from EQT Corporation (EQT) in exchange for approximately $46 million in cash, (ii) its purchase of 20,530,256 shares of the Company common stock from EQT in exchange for a promissory note (the Rate Relief Note) representing approximately $196 million in aggregate principal amount, and (iii) its payment to EQT of cash in the amount of approximately $7 million (the Cash Amount). The Company used proceeds under the Intercompany Loan to fund the purchase of the Cash Shares and to pay the Cash Amount in addition to other uses of proceeds. After giving effect to the foregoing transactions, EQT owns, directly or indirectly, 25,299,751 shares of Company common stock.

The interest rate for the Rate Relief Note is fixed at 7.0% per annum and interest payments are due semi-annually in arrears commencing on the earlier of (i) March 31, 2022 and (ii) the in-service date of the Mountain Valley Pipeline. The Rate Relief Note matures on February 29, 2024. The holder of the Rate Relief Note may accelerate amounts payable under the Rate Relief Note upon the Company’s failure to pay debts as they become due and other events of default. The Company may prepay the Rate Relief Note in whole or in part at any time without premium or penalty.

Also on March 5, 2020, EQM was assigned the Rate Relief Note as consideration for certain commercial terms, including potential reductions in gathering fees, contemplated in that certain Gas Gathering and Compression Agreement, dated as of February 26, 2020, by and between EQM Gathering Opco, LLC, a wholly owned subsidiary of EQM, EQT, EQT Production Company, Rice Drilling B LLC and EQT Energy, LLC.

The Rate Relief Note is attached as Exhibit 10.2 to this Current Report and incorporated into this Item 2.01 by reference. The foregoing summary has been included to provide investors and security holders with information regarding the terms of the Rate Relief Note and is qualified in its entirety by the terms and conditions of the Rate Relief Note. It is not intended to provide any other factual information about the Company, EQM or their respective subsidiaries and affiliates.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 “Intercompany Loan Agreement” and in Item 2.01 “Share Purchase Agreements” related to the Rate Relief Note above is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Description
10.1	Loan Agreement, dated as of March 3, 2020, by and between EQM Midstream Partners, LP and Equitrans Midstream Corporation
10.2	Promissory Note, dated as of March 5, 2020, by and between Equitrans Midstream Corporation and EQT Corporation
104	Cover Page Interactive Data File-the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITRANS MIDSTREAM CORPORATION

Date: March 5, 2020	By:	/s/ Kirk R. Oliver
	Name:	Kirk R. Oliver
	Title:	Senior Vice President and Chief Financial Officer